Exhibit 10.2

June 1, 2006

Marriott International, Inc.

10400 Fernwood Drive

Bethesda, MD 20817

Attention:	Carolyn B. Handlon
Senior Vice President, Finance and Treasurer

$2,000,000,000 5-Year Revolving Credit Facility

CONFIRMATION OF EXTENSION

Ladies and Gentlemen:

The Administrative Agent is pleased to notify Marriott International, Inc. of the successful completion of the extension request, per Section 2.15 of the Credit Agreement, to extend the Termination Date of consenting lenders to June 6, 2011 (the “New Termination Date”). The extension will become effective on June 6, 2006 as per the original Effective Date of the Credit Agreement. Any non-consent lenders’ maturity date will remain as the original Termination Date. This letter will serve as confirmation that the extension has been completed as described in Section 2.15 of the Credit Agreement and will become effective on the above referenced date.

Aggregate commitments of consenting lenders totaled $1,955,000,000 with a New Termination Date of June 6, 2011 and aggregate commitments of non-consenting lenders totaled $45,000,000.

Very truly yours,

/s/ Kevin A. Ege
Kevin A. Ege Vice President